SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) August 9, 2004

                           ENZON PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                    0-12957                      22-2372868
(State or other jurisdiction        (Commission                  (IRS Employer
      of incorporation)             File Number)                 Identification)

                685 Route 202/206, Bridgewater, New Jersey 08807
               (Address of principal executive offices) (Zip Code)

       (Registrant's telephone number, including area code: (908) 541-8600


     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 5. Other Events

      Enzon Pharmaceuticals, Inc., sadly announces that Dr. David W. Golde, 63, a member of its Board of Directors, passed away on Monday August 9, 2004.

      "The Enzon family is deeply saddened by the death of our colleague and friend," said Arthur J. Higgins, Chairman of Enzon's Board of Directors. "We are extremely grateful for David's tremendous contributions to Enzon and we are privileged to have had the opportunity to work with him. We will certainly miss his insight and friendship, and we send our deepest sympathies to his family at this time of great loss."

      Dr. Golde, has served as a director of Enzon since March 1998 and was a Professor of Medicine at Cornell University Medical College, a tenured member of Sloan Kettering Institute and attending physician at Memorial Hospital, at the Memorial Sloan-Kettering Cancer Center. From 1996 to 2002, Dr. Golde was Physician-In-Chief at Memorial Sloan-Kettering Cancer Center.

      The Board of Directors will formalize a process to name a replacement for Dr. Golde in due course.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2004

                                           By: /s/ Kenneth J. Zuerblis
                                               ---------------------------------
                                               Kenneth J. Zuerblis
                                               Vice President, Finance and
                                               Chief Financial Office